UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2008 (December 15, 2008)

Harsco Corporation
(Exact name of registrant as specified in its charter)

DE	1-3970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill PA, 17011	17011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   717-763-7064

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Harsco Corporation (the "Company") announced that on December 15, 2008, the appointment of Stuart E. Graham to the Company's Board of Directors (the "Board") was completed, effective February 1, 2009. Mr. Graham will be deemed an independent director on the Board. Mr. Graham's appointment to the Board will bring its current membership to 12, of whom ten are independent directors. Mr. Graham will be appointed to the Audit Committee of the Board, effective February 1, 2009.

Mr. Graham recently retired as CEO of Sweden-based Skanska AB and is Chairman of Skanska USA. Mr. Graham's career includes more than four decades of worldwide experience in the infrastructure and construction industry, including executive management responsibilities for Skanska's business units in the U.S., the U.K., Hong Kong and Latin America. Mr. Graham has also served as Chairman of the Engineering and Construction Governors Council of the World Economic Forum and founded the Engineering and Construction Risk Institute.

Consistent with the fee schedule established by the Compensation Committee of the Board for non-employee Directors, beginning February 1, 2009, Mr. Graham will receive an annual cash retainer of $35,000, $1,500 for each Board meeting attended, $750 for any telephonic meetings and $1,500 for each Board committee meeting attended. Mr. Graham will also receive a fee of $1,500 per day for other meetings and duties he is asked to perform in addition to standard Board meetings or duties.

Mr. Graham will participate in the Harsco 1995 Non-Employee Directors' Stock Plan, as amended, and each year during which he serves as a Director, effective the first business day of May 2009, Mr. Graham will receive a grant of restricted stock units (currently 2,000 shares), which shall vest in April of the following calendar year. In addition, Mr. Graham will be eligible to participate in the Deferred Compensation Plan for Non-Employee Directors, which permits Harsco's non-employee directors to defer all or a portion of their Board retainer and Board meeting fees until a future date selected by the Director. Mr. Graham will also be entitled to indemnification pursuant to a standard director Indemnity Agreement with Harsco.

There are no understandings or arrangements between Mr. Graham and any other person pursuant to which Mr. Graham was selected to serve as a director of Harsco. There are no family relationships between Mr. Graham and any director, executive officer or person nominated or chosen by Harsco to become a director or executive officer, and there are no transactions between Mr. Graham or any immediate family member and Harsco or any of its subsidiaries.

The full text of the press release relating to Mr. Graham's Board appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit 99.1     Press release dated December 18, 2008.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harsco Corporation
Date: December 19, 2008	By:	/s/ MARK E. KIMMEL Mark E. Kimmel Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Exhibit Index
99.1	Press release dated December 18, 2008